UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2020

FLEXSTEEL INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	0-5151 (Commission File Number)	42-0442319 (IRS Employer Identification No.)

385 Bell Street, Dubuque, Iowa 52001-0877

(Address of principal executive offices, including zip code)

563-556-7730

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

         (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

       (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ⃞

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 Par Value	FLXS	The NASDAQ Stock Market LLC

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On May 29, 2020, Mr. Maricich notified the Company that he is resigning from the Board of Directors effective immediately due to the demands on his business arising out of the COVID-19 pandemic. Mr. Maricich has confirmed to the Company’s Board that his resignation is not the result of any disagreement on any matter relating to the Company’s operations, policies or practices.

Compensatory Agreements and Plan

As previously disclosed in the Company’s 8-K filed with the SEC on April 13, 2020, the Compensation Committee approved a 25% temporary reduction to the base salaries of Jerry K. Dittmer, Chief Executive Officer and Derek P. Schmidt, Chief Operating Officer and Chief Financial Officer. These base salary reductions have been extended through October 1, 2020.

Effective June 1, 2020, the following Company officers will have their base salaries restored to the full amount.

Michael J. McClaflin	Chief Information Officer
Timothy P. Newlin	Vice President, Marketing and Product Management
T. Heath Willis	Vice President, Direct Commerce

Item 7.01Regulation FD Disclosure

On June 1, 2020, the Company issued a press release related to recent business updates in response to the COVID-19 crisis.

A copy of the Press Release is attached hereto as Exhibit 99.1

Item 9.01Financial Statements and Exhibits.

Exhibit 99.1 – Press Release by Flexsteel Industries, Inc. dated June 1, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEXSTEEL INDUSTRIES, INC.

(Registrant)

Date: June 1, 2020	By:	/s/ Derek P. Schmidt
Derek P. Schmidt
Chief Financial Officer and Chief Operating Officer